UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
 ______________________

SMALL WORLD KIDS, INC.
(Exact name of registrant as specified in its charter)

Nevada	86-0678911
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

 5711 Buckingham Parkway
Culver City, California 90230
(Address of principal executive offices)

2004 Stock Compensation Plan
(Full title of the plan)

Debra L. Fine
Chief Executive Officer
Small World Kids Toys, Inc.
5711 Buckingham Parkway
Culver City, California 90230
Tel: (310) 645-9680
(Name, address and telephone number of agent for service)
______________________

Copy to:

Anna M. Graves, Esq.
Pillsbury Winthrop Shaw Pittman LLP
725 South Figueroa Street, Suite 2800
Los Angeles, California 90017-5406
Tel: (213) 488-7164

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-122577) (the “Registration Statement”) is being filed to deregister certain shares of common stock of Small World Kids, Inc. (the “Registrant”) that were registered for issuance pursuant to the 2004 Stock Compensation Plan (the “Plan”). The Registration Statement registered 13,800,000 shares of common stock issuable pursuant to the Plan (the “Shares”).

On July 19, 2007, the Registrant filed a Form 15 with the Securities and Exchange Commission to suspend its duty under Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Act”), to file reports required by Section 13(a) of the Act. In accordance with the undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the Shares registered under the Registration Statement that remain unsold at the termination of the offering, the Registrant hereby removes from registration the Shares registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Culver City, state of California, on July 19, 2007.

SMALL WORLD KIDS, INC.

By: /s/ Debra L. Fine Debra L. Fine Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on July 19, 2007.

Name	Title

/s/ Debra L. Fine	Chairman, Chief Executive Officer
Debra L. Fine	and Director
(Principal Executive Officer)

/s/ Michael S. Bottrill	(Principal Accounting Officer)
Michael S. Bottrill

Director
Gary Adelson

/s/ Alex Gerstenzang	Director
Alex Gerstenzang

/s/ Eric Manlunus	Director
Eric Manlunus

Director
Shelly Singhal

/s/ David Swartz	Director
David Swartz